Exhibit 99.1

JMP GROUP ANNOUNCES FULL REDEMPTION OF 8.00% SENIOR NOTES DUE 2023 AND SATISFACTION AND DISCHARGE OF INDENTURE

SAN FRANCISCO, Sep. 27, 2019 — JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, announced today that its wholly owned subsidiary, JMP Group Inc., has given notice of its intention to redeem all of the currently outstanding $25.0 million principal amount of its 8.00% Senior Notes due 2023 (CUSIP No. 46629U 206; NYSE: JMPB) (the “2023 Notes”) on October 28, 2019 (the “Redemption Date”), following which they will be delisted from the New York Stock Exchange. The redemption is being made pursuant to the terms of the 2023 Notes and the indenture governing the 2023 Notes. The redemption price per 2023 Note will be $25 plus accrued and unpaid interest to, but excluding, the Redemption Date. Furthermore, the company has deposited sufficient funds with the trustee under the indenture governing the 2023 Notes, U.S. Bank National Association, to satisfy and discharge the 2023 Notes and the indenture with respect to the 2023 Notes, and the trustee has acknowledged such satisfaction and discharge.

The company has instructed the trustee to distribute a Notice of Redemption to all currently registered holders of the 2023 Notes on September 27, 2019. Copies of such Notice of Redemption and additional information relating to the procedure for redemption of the 2023 Notes may be obtained from U.S. Bank National Association by calling (800) 934-6802 (toll-free).

JMP Group has deposited a portion of the net proceeds from its offering of 6.875% Senior Notes due 2029, which closed on September 26, 2019, to satisfy and discharge the 2023 Notes and to pay related expenses.

This press release does not constitute a notice of redemption under the optional redemption provisions of the 2023 Notes, nor does it constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the expected redemption of the 2023 Notes and the satisfaction and discharge of the indenture governing the 2023 Notes. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2018, as filed with the U.S. Securities and Exchange Commission on March 28, 2019, and other factors described in the section entitled “Risk Factors” in the company’s prospectus related to the offering, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. Such forward-looking statements speak only as of the date of this press release. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

© 2019 JMP Group LLC

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture capital and private capital activities though Harvest Capital Strategies and JMP Asset Management; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

Investor Relations Contact JMP Group LLC Andrew Palmer (415) 835-8978 apalmer@jmpg.com	Media Relations Contacts Dukas Linden Public Relations, Inc. Zach Leibowitz (646) 722-6528 zach@dlpr.com Alyssa Noud (646) 722-6525 alyssa@dlpr.com

© 2019 JMP Group LLC